EXHIBIT 21.1
PLATFORM SPECIALTY PRODUCTS CORPORATION
Subsidiaries
The following are subsidiaries of Platform Specialty Products Corporation as of December 31, 2016 and the state or jurisdictions in which they are incorporated or organized:

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Afrgi Crop (Pty) Ltd	Malawi
Agrifocus Limitada	Mozambique
Agriphar de Colombia SAS	Colombia
Agriphar de Costa Rica SA	Costa Rica
Agriphar SDN BHD	Malaysia
Agriphar Poland Sp z.o.o.	Poland
Agripraza Ltda	Portugal
Agroquimicos y Semillas SA de CV	Mexico
AI Divestitures, Inc.	Delaware
Alent Alpha Metals (Shanghai) Trading Co. Ltd	China
Alent Alpha Metals (Shenzen) Co. Ltd	China
Alent Assembly Solutions Brasil Soldas Ltda	Brazil
Alent Enthone Chemistry (Shanghai) Co. Ltd.	China
Alent Enthone Chemistry Trading (Shanghai) Co. Ltd.	China
Alent Finance Company (Ireland 1)	Ireland
Alent Finance Company (Ireland 2)	Ireland
Alent Finance Ltd	United Kingdom
Alent France Holdings SAS	France
Alent Germany GmbH	Germany
Alent Holdings Brazil Ltd	United Kingdom
Alent Holdings BV	Netherlands
Alent Hong Kong Ltd	Hong Kong
Alent Inc.	Rhodes Island
Alent Investments Inc.	Delaware
Alent Investments Ltd	United Kingdom
Alent Italia Srl	Italy
Alent Japan Company	Japan
Alpha Korea Limited	Korea
Alent Limited	United Kingdom
Alent Management Ltd	United Kingdom
Alent New Finance (UK) Ltd	United Kingdom
Alent New Mexico Holdings Ltd	United Kingdom
Alent Property Ltd	United Kingdom
Alent Services Ltd	United Kingdom
Alent Singapore Pte Ltd	Singapore
Alent USA Holding Inc.	Delaware

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Alpha Assembly Solutions Belgium NV	Belgium
Alpha Assembly Solutions Brasil Soldas Ltda	Brazil
Alpha Assembly Solutions Germany GmbH	Germany
Alpha Assembly Solutions, Inc.	Delaware
Alpha Assembly Solutions Netherlands B.V.	Netherlands
Alpha Assembly Solutions UK Limited	United Kingdom
Alpha France SAS	France
Alpha Korea Ltd	Korea
Alpha Metals (Ireland) Ltd	Ireland
Alpha Metals (Taiwan) Inc.	Taiwan
Alpha Metals China Holdings Co. Ltd	China
Alpha Metals Ltd	United Kingdom
Alpha Metals Limited	Hong Kong
Alpha Metals Mexico S.A. de C.V.	Mexico
Alpha Metals Trading Mexico S.A. de C.V.	Mexico
Anchorprops 39 (Pty) Ltd	South Africa
Anesa SA	Belgium
Anion Quimica Industrial S.A.	Brazil
Aprochim Filtersystem GmbH	Germany
Aprochim SpA	Italy
AR Mexican Holdings Inc.	Delaware
Arvesta Corporation	California
Arvesta Bolivia SA	Bolivia
Arvesta Paraguay SA	Paraguay
Arysta Agro Private Limited (India)	India
Arysta Agroquimicos y Fertilzantes Uruguay SA	Uruguay
Arysta Animal Health SAS	France
Arysta Health and Nutrition Sciences Corporation	Japan
Arysta LifeScience (Mauritius) Ltd	Mauritius
Arysta LifeScience (Shanghai) Co Ltd	China
Arysta LifeScience (Thailand) Co Ltd	Thailand
Arysta LifeScience Adria, trgovina s kemicnimi proizvodi d.o.o.	Slovenia
Arysta LifeScience Agriservice Private Limited	India
Arysta LifeScience Agrochemical Products Hellas EPE	Greece
Arysta LifeScience America Inc	Delaware
Arysta LifeScience Argentina SA	Argentina
Arysta LifeScience Asia Pte Ltd	Singapore
Arysta LifeScience Australia Pty Ltd.	Australia
Arysta LifeScience Benelux SPRL	Belgium
Arysta LifeScience Bulgaria EOOD	Bulgaria
Arysta LifeScience Cameroun SA	Cameroon
Arysta LifeScience Canada BC Inc	Canada
Arysta LifeScience Canada Inc	Canada
Arysta LifeScience CentroAmerica SA	Guatemala

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Arysta LifeScience Chile SA	Chile
Arysta LifeScience Colombia SA	Colombia
Arysta LifeScience Corporation	Japan
Arysta LifeScience Corporation Republica Dominicana SRL	Dominican Republic
Arysta LifeScience Costa Rica SA	Costa Rica
Arysta LifeScience Czech sro	Czech Republic
Arysta LifeScience do Brasil Industria Quimica e Agropecuaria SA	Brazil
Arysta LifeScience Ecuador SA	Ecuador
Arysta LifeScience Egypt Ltd	Egypt
Arysta LifeScience Espana SA	Spain
Arysta LifeScience Europe Sarl	France
Arysta LifeScience European Investments Limited	United Kingdom
Arysta LifeScience France SAS	France
Arysta LifeScience Germany GmbH	Germany
Arysta LifeScience Global Limited	United Kingdom
Arysta LifeScience Global Services Limited	Ireland
Arysta LifeScience Great Britain Ltd	United Kingdom
Arysta LifeScience Guatemala SA	Guatemala
Arysta LifeScience Hellas S.A.	Greece
Arysta LifeScience Holdings France SAS	France
Arysta LifeScience Holdings SA (Pty) Ltd	South Africa
Arysta LifeScience Iberia SL	Spain
Arysta LifeScience India Limited	India
Arysta LifeScience Italia S.r.l	Italy
Arysta LifeScience Japan Holdings GK	Japan
Arysta LifeScience Kenya Ltd	Kenya
Arysta LifeScience Kiev LLC	Ukraine
Arysta LifeScience Korea Ltd	South Korea
Arysta LifeScience Magyarorszag Kft	Hungary
Arysta LifeScience Management Company LLC	Delaware
Arysta LifeScience Mexico Holdings SA de CV	Mexico
Arysta LifeScience Mexico SA de CV	Mexico
Arysta LifeScience NA Holding LLC	Delaware
Arysta LifeScience Netherlands B.V.	Netherlands
Arysta LifeScience North America LLC	California
Arysta LifeScience Pakistan (Pvt) Ltd	Pakistan
Arysta LifeScience Paraguay SRL	Paraguay
Arysta LifeScience Peru SAC	Peru
Arysta LifeScience Philippines Inc	Philippines
Arysta LifeScience Polska Sp zoo	Poland
Arysta LifeScience Registrations Great Britain Ltd	United Kingdom
Arysta LifeScience Romania SRL	Romania
Arysta LifeScience RUS LLC	Russia
Arysta LifeScience SAS	France

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Arysta LifeScience Slovakia Sro	Slovakia
Arysta LifeScience South Africa (Pty) Ltd	South Africa
Arysta LifeScience SPC LLC	Delaware
Arysta LifeScience SRL	Bolivia
Arysta LifeScience Switzerland SARL	Switzerland
Arysta LifeScience Tanzania Ltd	Tanzania
Arysta LifeScience Technology BV	Netherlands
Arysta LifeScience Tirta Indonesia	Indonesia
Arysta LifeScience Togo SAU	Togo
Arysta LifeScience UK & Ireland Ltd	United Kingdom
Arysta LifeScience UK BRL Limited	United Kingdom
Arysta LifeScience UK CAD Limited	United Kingdom
Arysta LifeScience UK Eur Limited	United Kingdom
Arysta LifeScience UK Holdings Limited	United Kingdom
Arysta LifeScience UK JPY Limited	United Kingdom
Arysta LifeScience UK Ltd	United Kingdom
Arysta LifeScience UK USD Limited	United Kingdom
Arysta LifeScience UK USD-2 Limited	United Kingdom
Arysta LifeScience Ukraine LLC	Ukraine
Arysta LifeScience Venezuela SA	Venezuela
Arysta LifeScience Vietnam Co Ltd	Vietnam
Arysta LifeScience Vostok LLC	Russia
Arysta-LifeScience Ecuador SA	Ecuador
Assupol Investments (Pty) Ltd	Zimbabwe
Autotype Holdings (USA), Inc.	Illinois
Bayport Chemical Service Inc.	Texas
Betel Reunion SA	France
Bioenzymas SA de CV	Mexico
Calli Ghana Ltd	Ghana
Callietha Investments (Pty) Ltd	South Africa
Callivoire SGFD SA	Cote D’Ivoire
Canning Gumm LLC	Delaware
Chemtura Chemicals India Private Ltd	India
Chemtura Colombia Ltda	Colombia
Chemtura (Pty) Ltd	South Africa
Chemtura (Thailand) Ltd	Thailand
Chimac SPRL	Belgium
Compugraphics International Ltd.	United Kingdom
Compugraphics Jena GmbH	Germany
Compugraphics USA Inc.	Delaware
Cookson Holding Company	Delaware
Cookson India Pvt Ltd	India
Cookson Pigments Inc.	Delaware
Desarrollos Inmobiliaros Alianza de Coahuila SA de CV	Mexico

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Dutch Agricultural Formations CV	Netherlands
Dutch Agricultural Investment Partners LLC	Delaware
Dynacircuits LLC	Illinois
Echo International Inc.	Delaware
EI Liquidation Inc.	Delaware
Electroplating Engineers of Japan Ltd	Japan
Enthone (Portugal), Lda	Portugal
Enthone B.V.	Netherlands
Enthone Galvanoplasti Sanayi Ticaret A.S.	Turkey
Enthone GmbH	Germany
Enthone GmbH	Austria
Enthone Iberica S.A.	Spain
Enthone Limited	United Kingdom
Enthone s.r.o.	Slovakia
Enthone s.r.o.	Czech Republic
Enthone SAS	France
Enthone Sdn Bhd	Malaysia
Enthone Sp. Z.o.o.	Poland
Enthone-OMI (Hong Kong) Co. Ltd.	Hong Kong
Enthone-OMI Holdings (U.K.) Ltd	United Kingdom
Establishment Godel SA	France
GBM USA LLC	Arizona
Geopharm AEEVE & Co EE	Greece
Goëmar Developpement SAS	France
Grupo Bioquimico Mexicano Republica Dominicana SA	Dominican Republic
Grupo Bioquimico Mexicano SA de CV	Mexico
Hua Mei (Tianjin) Electroplating Technology Company Ltd	China
Industrias Agriphar SA	Guatemala
Internacional de Manufacturas Asociadas SA	Spain
Kempton Chemicals (Pty) Ltd	South Africa
Laboratoires Goëmar SAS	France
Lane Ltd	Zambia
MacDermid (Nanjing) Chemical Ltd	China
MacDermid (Shanghai) Chemical Ltd	China
MacDermid Actium Ltd	United Kingdom
MacDermid Acumen Inc.	Delaware
MacDermid Agricultural Solutions Australia Pty Ltd	Australia
MacDermid Agricultural Solutions Holdings BV	Netherlands
MacDermid Agricultural Solutions Inc.	Delaware
MacDermid Agricultural Solutions Italy Srl	Italy
MacDermid Agricultural Solutions Korea Ltd	Korea
MacDermid Agricultural Solutions Netherlands Cooperatief UA	Netherlands
MacDermid Americas Acquisitions Inc.	Delaware
MacDermid Anion Inc.	Delaware

Subsidiaries	State or Jurisdiction of Incorporation/Organization
MacDermid Autotype Inc.	Delaware
MacDermid Autotype Ltd	United Kingdom
MacDermid Autotype Pte Ltd	Singapore
MacDermid Benelux BV	Netherlands
MacDermid Brazil Inc.	Delaware
MacDermid C.Z. Sro	Czech Republic
MacDermid Canning GmbH	Germany
MacDermid Canning Ltd	United Kingdom
MacDermid Chemical Taiwan Ltd	Taiwan
MacDermid Chemicals Industries Argentina Inc.	Argentina
MacDermid Continental Investments Ltd.	United Kingdom
MacDermid Dutch Investments CV	Netherlands
MacDermid Enthone America LLC	Delaware
MacDermid Enthone Bermuda BV	Bermuda
MacDermid Enthone de Mexico S.A. de C.V.	Mexico
MacDermid Enthone Inc.	Delaware
MacDermid Enthone Electronics Solutions (M) Sdn. Bhd.	Malaysia
MacDermid Enthone Taiwan Co. Ltd.	Taiwan
MacDermid Enthone Technology (Suzhou) Co. Ltd.	China
MacDermid Enthone Singapore Pte Ltd.	Singapore
MacDermid Enthone UK Ltd	United Kingdom
MacDermid Espanola S.A.	Spain
MacDermid Europe Ltd	United Kingdom
MacDermid European Capital Investments I, LLC	Delaware
MacDermid European Capital Investments II, LLC	Delaware
MacDermid European Capital Partners LLP	United Kingdom
MacDermid European Holdings BV	Netherlands
MacDermid European Holdings GmbH	Germany
MacDermid Financial BV	Netherlands
MacDermid France S.A.	France
MacDermid Funding LLC	Delaware
MacDermid Graphic Solutions Europe SAS	France
MacDermid GB Holdings Ltd	UK
MacDermid GmbH	Germany
MacDermid Group Inc.	Delaware
MacDermid Holdings BV	Netherlands
MacDermid Holdings LLC	Delaware
MacDermid Holdings SAS	France
MacDermid Hong Kong Ltd	Hong Kong
MacDermid Houston Inc.	Delaware
MacDermid Hungary Kft	Hungary
MacDermid, Incorporated	Connecticut
MacDermid India Private Ltd	India
MacDermid International Investments LLC	Delaware

Subsidiaries	State or Jurisdiction of Incorporation/Organization
MacDermid International Partners	Delaware
MacDermid Investment Corp.	Delaware
MacDermid Italiana Srl	Italy
MacDermid Limited	United Kingdom
MacDermid MAS LLC	Delaware
MacDermid Mauritius	Mauritius
MacDermid Mexico Holdings S de RL de CV	Mexico
MacDermid Mexico SA de CV	Mexico
MacDermid Offshore Fluidos do Brazil Industrial Ltda	Brazil
MacDermid Offshore Solutions LLC	Delaware
MacDermid Operations S de RL de CV	Mexico
MacDermid Overseas Asia Ltd	Delaware
MacDermid Panyu Specialty Chemicals Co Ltd	China
MacDermid Performance Acquisition Germany GmbH I	Germany
MacDermid Performance Acquisition Germany GmbH II	Germany
MacDermid Performance Acquisitions Limited	United Kingdom
MacDermid Performance Solutions Canada Inc.	Canada
MacDermid Performance Solutions Korea Inc.	Korea
MacDermid Performance Solutions Mexico Services, S.A. de C.V.	Mexico
MacDermid Performance Solutions Sanayi Ticaret A.S.	Turkey
MacDermid Printing Solutions Acumen Inc	Delaware
MacDermid Printing Solutions LLC	Delaware
MacDermid Printing Solutions Ltd	United Kingdom
MacDermid Scandinavia AB	Sweden
MacDermid Services S de RL de CV	Mexico
MacDermid Singapore, Pte Ltd	Singapore
MacDermid South America Inc.	Delaware
MacDermid South Atlantic Inc.	Delaware
MacDermid (Shenzhen) Trading Co. Ltd.	China
MacDermid Suisse Sarl.	Switzerland
MacDermid Taiwan Holdings B.V.	Netherlands
MacDermid Technology (Suzhou) Company Ltd	China
MacDermid Texas Inc.	Delaware
MacDermid Thailand	Thailand
MacDermid UK Ltd	United Kingdom
MacDermid US Holdings LLC	Delaware
Mali Protection Des Cultures (MPC) SA	Mali
Marston Bentley Ltd	United Kingdom
MIT Belgium NV	Belgium
MRD Acquisition Corp	Delaware
Myanmar Arysta LifeScience Co Ltd	Myanmar
Napp Printing Plate Distribution Inc.	South Dakota
Napp Systems Inc	Iowa
Natural Plant Protection SAS	France

Subsidiaries	State or Jurisdiction of Incorporation/Organization
Netherlands Agricultural Investment Partners LLC	Delaware
Netherlands Agricultural Technologies CV	Netherlands
Niche Offshore Solutions Ltd	United Kingdom
Niche Products Limited	United Kingdom
Nippon MacDermid Co. Ltd	Japan
Oak Barrel Investments Ltd	United Kingdom
Omega Agroindustrial SA de CV	Mexico
OMI International Corporation	Delaware
Percival SPRL	Belgium
Pinetree Investments Ltd	United Kingdom
Plates & Blankets S de RL de CV	Mexico
Platform Corporate Services LLC	Delaware
Platform Delaware Holdings, Inc	Delaware
Platform Sales Suisse GmbH	Switzerland
PPWJ Sci	France
PTI Produtos Tecnicos Para Impessao Ltd	Brazil
Revestsul Productos Quimicos Ltd	Brazil
Rockville Venture LLC	Delaware
Santamix Iberica SL	Spain
Semitronic SA	Spain
Servicios Agricolas Mundiales SA de CV	Mexico
Shenzhen Hua-Mei Electroplating Technology Company Ltd	China
Sidewalk Trading (Pty) Ltd	South Africa
SPC Divestiture Inc.	Delaware
Specialty Polymers Inc.	Massachusetts
Speedline Technologies Ltd	United Kingdom
Surface Treatments Ltd	United Kingdom
Tabitha Holdings BV	Netherlands
Tecno Extractos Vegetales SA de CV	Mexico
Tesaurus Mexico SA de CV	Mexico
Vernon-Rockville Venture LLC	Delaware
Veto-Pharma SA	France
Volcano Agrociencia Industria e Comercio de Defensivos Agricolas Ltda	Brazil
Volcano Agroscience (Pty) Ltd	South Africa
Volcano Chemicals (Pty) Ltd	South Africa
W Canning Australia Pty Ltd	Australia
W Canning USA LLC	Delaware
W. Canning Inc.	Delaware
W. Canning International B.V.	Netherlands
W. Canning Ltd	Texas
Wyjolab SA	France